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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 25, 2001


                           ASYST TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


                                  California
                (State or other jurisdiction of incorporation)


            000-22430                                   94-2944251
      (Commission File No.)                 (IRS Employer Identification No.)


                                48761 Kato Road
                          Freemont, California 94538
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (510) 661-5000

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Item 5.   Other Events.

     On June 25, 2001, Asyst Technologies, Inc., or Asyst, announced that it intended to sell to certain initial purchasers $75.0 million of convertible subordinated notes ($86.25 million if the initial purchasers' over-allotment option is exercised in full). This press release relating to the notes is attached hereto as Exhibit 99.1.

     On June 28, 2001, Asyst announced that it had agreed to the private sale of convertible subordinated notes to certain initial purchasers with net proceeds to Asyst of approximately $72.0 million ($82.9 million if the initial purchasers' over-allotment option is exercised in full). This press release relating to the notes is attached hereto as Exhibit 99.2.

     On July 5, 2001, Asyst announced that the initial purchasers of convertible subordinated notes had exercised an over-allotment option and that Asyst had closed the sale of $86.25 million of convertible subordinated notes with net proceeds to Asyst of approximately $82.9 million. This press release relating to the notes is attached hereto as Exhibit 99.3.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

          99.1    Press Release dated June 25, 2001

          99.2    Press Release dated June 28, 2001

          99.3    Press Release dated July 5, 2001

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ASYST TECHNOLOGIES, INC.



Dated: July 5, 2001                          By: /s/ Douglas J. McCutcheon
                                                 -------------------------
                                                 Douglas  J. McCutcheon
                                                 Senior Vice President
                                                 Chief Financial Officer

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                                 Exhibit Index

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          Exhibit Number                         Description

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               99.1                 Press release titled "Asyst Announces $75
                                    Million Private Offering of Convertible
                                    Subordinated Notes" dated June 25, 2001.

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               99.2                 Press release titled "Asyst to Receive
                                    $72.0 Million From Convertible Debt
                                    Offering" dated June 28, 2001.

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               99.3                 Press release titled "Asyst Completes $86.25
                                    Million Convertible Debt Offering" dated
                                    July 5, 2001

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